UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2006

The Lamson & Sessions Co.

(Exact name of registrant as specified in its charter)

Ohio	001-00313	34-0349210

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25701 Science Park Drive, Cleveland, Ohio	44122-7313

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 464-3400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 26, 2006, The Lamson & Sessions Co. (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Michael J. Merriman, Jr., pursuant to which Mr. Merriman agreed to serve as the Company’s Chief Executive Officer and President. On October 26, 2006, the Company also entered into an executive change-in-control agreement (the “Executive Change-in-Control Agreement”) with Mr. Merriman. The material terms of the Offer Letter and the Executive Change-in-Control Agreement are summarized in Item 5.02 below and are incorporated in this Item 1.01 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 26, 2006, the Board of Directors of the Company announced that they had appointed Michael J. Merriman, Jr. as the new Chief Executive Officer and President of the Company, effective as of November 15, 2006. Mr. Merriman, who is 50 years old, has served as a Director of the Company since his election at the 2006 Annual Meeting of Shareholders on April 28, 2006. Prior to his appointment, Mr. Merriman was Senior Vice President and Chief Financial Officer of American Greetings Corporation, a manufacturer and marketer of social expression products, since September 2005, a private investor from May 2004 to August 2005 and President and Chief Executive Officer of Royal Appliance Manufacturing Co., marketer of dirt devil and royal appliances, from August 1995 to May 2004. Mr. Merriman has also been a Director of RC2 Corporation since 2004.
     Effective October 26, 2006, Mr. Merriman resigned from the Company’s Audit Committee.
     As previously disclosed, John B. Schulze, the Company’s current Chairman of the Board, President and Chief Executive Officer notified the Company on April 17, 2006 that he would retire as Chief Executive Officer, President and a Director of the Company no later than the Company’s 2007 Annual Meeting of Shareholders. Mr. Schulze’s resignation as Chief Executive Officer and President of the Company will be effective on November 15, 2006. Mr. Schulze intends to remain as Chairman until his retirement, which is expected to occur before the Company’s 2007 Annual Meeting of Shareholders.
     Pursuant to the Offer Letter, Mr. Merriman will receive an annual base salary of $500,000 per year and is eligible to receive an annual bonus of 72% of base salary upon the attainment of certain Company objectives. His 2006 bonus will be at least $45,000, payable no later than March 15, 2007, and his 2007 bonus will be at least $360,000, payable no later than March 15, 2008. Mr. Merriman will also receive a sign-on bonus of $275,000, payable on January 2, 2007.
     On November 15, 2006, Mr. Merriman will receive an initial equity grant of 50,000 stock-settled Stock Appreciation Rights (“SARs”) pursuant to the Company’s 1998 Incentive Equity Plan. The SARs will vest over three years, with one-third of the SARs vesting on each anniversary date. On November 15, 2006, Mr. Merriman will also receive an initial equity grant of 20,000 Performance Accelerated Restricted Stock (“PARS”) pursuant to the Company’s 1998 Incentive Equity Plan. The PARS will vest based on the achievement of certain performance targets or, if the targets are not achieved, at the end of six years of continued employment with the Company. Vesting of the SARs and PARS may be accelerated in certain circumstances, and unvested grants would terminate on termination of employment.
     On or about November 15, 2006, Mr. Merriman will also enter into a severance agreement with the Company. While this document is still being negotiated, the Offer Letter does provide for certain terms to be included in the severance agreement, including that, if Mr. Merriman is terminated in the first three years of employment, other than for “Cause”, the Company will provide him with severance equal to two times his base salary and pay his health care premiums for 24 months, or until he is covered under another employer’s health care plan. Severance benefits will be provided in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended, and are conditioned upon Mr. Merriman’s compliance with confidentiality and non-compete obligations.
     Mr. Merriman will also be eligible to participate in the Company’s benefits and perquisite programs available for senior executive officers, including, but not limited to, (1) leased car and expenses, (2) health care coverage for Mr. Merriman and his dependent family members, (3) endorsement split dollar and term life insurance in the amount of $1,500,000, (4) certain club memberships and related expenses and (5) participation in a Non-Qualified Supplemental Executive Retirement Plan designed to provide Mr. Merriman with a benefit equal to what he would have been entitled to receive if he was eligible to enroll in the Company’s Defined Benefit Plan.
     Pursuant to the Executive Change-in-Control Agreement, in the event of a “change in control” of the Company, Mr. Merriman would continue employment with the Company in his then current position for a term of three years following the “change in control.” Following a “change in control,” Mr. Merriman would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a “change in control” followed by (i) a failure to elect, re-elect or otherwise maintain Mr. Merriman in the office or position in the Company that he held prior to a “change in control” or his removal as a Director of the Company, (ii) a significant adverse change in the nature or scope of Mr. Merriman’s duties or compensation, (iii) his determination of being unable effectively to carry out the current duties and responsibilities, (iv) relocation of his principal work location to a place more than fifty miles from the principal work location immediately prior to the “change in control,” (v) the liquidation, merger or sale of the Company (unless the new entity assumes the Executive Change-in-Control Agreement) or (vi) a material breach of the Executive Change-in-Control Agreement, Mr. Merriman would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then-current base compensation and incentive compensation (based on historical experience) that Mr. Merriman would have been entitled to receive until the third anniversary of the “change in control.” Upon a termination by the Company without cause during the three-year period after a “change in control,” Mr. Merriman would be entitled to the same benefits described in the preceding sentence. He would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in the Executive Change-in-Control Agreement. In the case of a “change in control,” the Executive Change-in-Control Agreement also provides for protection of certain retirement benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed or payments deemed to be attributable to the “change in control.”
     The Executive Change-in-Control Agreement does not create employment obligations for the Company unless a “change in control” has occurred. Both before and after the occurrence of a “change in control” the Company may terminate Mr. Merriman’s employment for “cause.”
     The summaries of the material terms of the Offer Letter and the Executive Change-in-Control Agreement set forth above are qualified in their entirety by reference to the Offer Letter and Executive Change-in-Control Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. A copy of the press release issued by the Company announcing Mr. Merriman’s appointment is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Number	Exhibit

10.1	Offer Letter, dated October 26, 2006, by and between The Lamson & Sessions Co. and Michael J. Merriman, Jr.

10.2	Executive Change-in-Control Agreement, dated October 26, 2006, by and between The Lamson & Sessions Co. and Michael J. Merriman, Jr.

99.1	Press release, dated October 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LAMSON & SESSIONS CO.
	By:	/s/ James J. Abel

		Name: Title:	James J. Abel Executive Vice President, Secretary, Treasurer and Chief Executive Officer
Dated: November 1, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	Offer Letter, dated October 26, 2006, by and between The Lamson & Sessions Co. and Michael J. Merriman, Jr.

10.2	Executive Change-in-Control Agreement, dated October 26, 2006, by and between The Lamson & Sessions Co. and Michael J. Merriman, Jr.

99.1	Press release, dated October 26, 2006

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